FXCM Inc. Announces First Quarter 2014 Results

Releases April 2014 Operating Metrics

First Quarter 2014 Highlights:

•	US GAAP revenues of $115.0 million, down 6% versus the same period in 2013
•	US GAAP net income attributable to FXCM Inc. of $2.1 million or $0.05 per fully diluted share down 70% and 79% respectively versus the same period in 2013
•	Adjusted Pro Forma EBITDA of $24.6 million, down 44% versus the same period in 2013
•	Adjusted Pro Forma net income of $5.2 million or $0.07 per fully exchanged, diluted share down 70% and 70% respectively versus the same period in 2013

April 2014 Operating Metric Highlights:

•	Retail customer trading volume of $250 billion, 32% lower than April 2013
•	Institutional customer trading volume of $185 billion, 1% higher than April 2013

NEW YORK, NY – May 8, 2014 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2014, US GAAP revenues of $115.0 million, compared to $122.9 million for the quarter ended March 31, 2013, a decrease of 6%. U.S. GAAP net income attributable to FXCM Inc. was $2.1 million for the First Quarter 2014 or $0.05 per diluted share, compared to $6.9 million or $0.23 per diluted share for the First Quarter 2013, a decrease of 70% and 79% respectively.

Adjusted Pro Forma EBITDA for the First Quarter 2014 was $24.6 million, compared to $43.8 million for the First Quarter 2013, a decrease of 44%. Adjusted Pro Forma Net Income was $5.2 million or $0.07 per share for the First Quarter 2014, compared to $17.5 million or $0.23 per diluted, fully exchanged share for the First Quarter 2013, a decrease of 70% and 70% respectively.

“Volatility in the currency markets is currently at lows only seen twice in the past 20 years,” said Drew Niv, Chief Executive Officer. “However, having grown our business so significantly in the past few years, we believe we have the scale to continue to weather the difficult trading conditions relative to our competition and use them to expand our market share for when conditions improve.”

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity's tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges and certain equity based compensation expense granted at the time of FXCM's initial public offering in December 2010.

FXCM Inc. today announced certain key operating metrics for April 2014 for its retail and institutional foreign exchange businesses. Monthly activities included:

April 2014 Operating Metrics

Retail Trading Metrics

1.	Retail customer trading volume(1) of $250 billion in April 2014, 14% lower than March 2014 and 32% lower than April 2013.

2.	Average retail customer trading volume(1) per day of $11.4 billion in April 2014, 17% lower than March 2014 and 32% lower than April 2013.

3.	An average of 351,138 retail client trades per day in April 2014, 18% lower than March 2014 and 30% lower than April 2013.

4.	Tradeable accounts(2) of 192,605 as of April 30, 2014, an increase of 3,342, or 2%, from March 2014, and a decrease of 3,569,or 2%, from April 2013.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $185 billion in April 2014, 8% lower than March 2014 and 1% higher than April 2013.

•	Average institutional trading volume(1) per day of $8.4 billion in April 2014, 12% lower than March 2014 and 1% higher than April 2013.

•	An average of 42,876 institutional client trades per day in April 2014, 14% higher than March 2014 and 88% higher than April 2013.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Condensed Consolidated U.S. GAAP and Adjusted Pro Forma Results

	Unaudited
	U.S. GAAP (thousands, except per share amounts)
	Three Months Ended March 31,
	2014	2013	% Change

Total net revenues	$115,008	$122,864	-6%

Compensation and benefits	29,890	23,533	27%
Allocation of net income to Lucid members for services provided	2,973	-	100%
Total compensation and benefits	32,863	23,533	40%
Referring broker fees	19,122	21,350	-10%
Other expenses	42,990	36,115	19%
Loss on equity method investments, net	310	148	109%
Depreciation and amortization	12,630	11,974	5%
Interest on borrowings	2,997	817	267%
Income before income taxes	4,096	28,927	-86%
Income tax provision	1,251	7,959	-84%
Net Income	2,845	20,968	-86%
Net income attributable to non-controlling interest in FXCM Holdings, LLC	2,427	10,230	-76%
Net income (loss) attributable to other non-controlling interests	(1,659)	3,878	-143%

Net Income Attributable to FXCM Inc.	$2,077	$6,860	-70%

Weighted average Class A shares outstanding - Basic	39,077	28,472	37%

Weighted average Class A shares outstanding - Diluted	43,152	29,678	45%

Net Income per Class A Share
Basic	$0.05	$0.24	-78%
Net Income per Class A Share
Diluted	$0.05	$0.23	-79%

	Unaudited
	Adjusted Pro Forma (thousands, except per share amounts)
	Three Months Ended March 31,
	2014	2013	% Change

Total Revenues	$111,336	$122,864	-9%

Compensation and benefits	27,716	21,471	29%
Allocation of net income to Lucid members for services provided	-	-	-
Total compensation and benefits	27,716	21,471	29%
Referring broker fees	19,122	21,350	-10%
Loss on equity method investments, net	310	148	109%
Other expenses	39,584	36,115	10%

EBITDA	24,604	43,780	-44%

Depreciation and amortization	12,630	11,974	5%
Interest on borrowings	2,997	817	267%
Income before income taxes	8,977	30,989	-71%
Income tax provision	2,179	9,596	-77%
Net Income	6,798	21,393	-68%
Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	-
Net income attributable to other non-controlling interests	1,604	3,878	-59%

Net Income Attributable to FXCM Inc.	$5,194	$17,515	-70%

Pro forma fully exchanged, fully diluted weighted average shares outstanding	79,766	75,785	5%

Earnings Per Share	$0.07	$0.23	-70%

Selected Operating Metrics

	(Unaudited)
	Three Months Ended March 31,
	2014	2013	% Change

Total retail trading volume ($ in billions)	$936	$1,041	-10%

Total institutional trading volume ($ in billions)	$546	$373	46%

Total active accounts	181,156	173,265	5%

Trading days in period	63	63	0%

Daily average trades	413,912	437,813	-5%

Daily average trades per active account	2.3	2.5	-8%

Retail trading revenue per million traded	$88	$88	0%

Total customer equity ($ in millions)	$1,245.3	$1,190.4	5%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on July 1, 2014 to Class A stockholders of record at the close of business on June 6, 2014.

Conference Call

As previously announced, the Company will host a conference call to discuss the results at 8:15 a.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 37161819.

A live, audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications
jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Retail trading revenue	$82,660	$91,254
Institutional trading revenue	26,150	27,556
Trading revenue	108,810	118,810

Interest income	563	679
Brokerage interest expense	(96)	(55)
Net interest income	467	624

Other income	5,731	3,430
Total net revenues	115,008	122,864

Operating Expenses

Compensation and benefits	29,890	23,533
Allocation of net income to Lucid members for services provided	2,973	-
Total compensation and benefits	32,863	23,533
Referring broker fees	19,122	21,350
Advertising and marketing	6,497	7,351
Communication and technology	12,219	8,355
Trading costs, prime brokerage and clearing fees	8,206	7,938
General and administrative	16,068	12,471
Depreciation and amortization	12,630	11,974
Total operating expenses	107,605	92,972
Total operating income	7,403	29,892
Other Expense
Loss on equity method investments, net	310	148
Interest on borrowings	2,997	817
Income before income taxes	4,096	28,927
Income tax provision	1,251	7,959
Net income	2,845	20,968
Net income attributable to non-controlling interest in FXCM Holdings, LLC	2,427	10,230
Net (loss) income attributable to other non-controlling interests	(1,659)	3,878
Net income attributable to FXCM Inc.	$2,077	$6,860

Weighted average Class A shares outstanding - Basic	39,077	28,472
Weighted average Class A shares outstanding - Diluted	43,152	29,678

Net Income per Class A Share
Basic	$0.05	$0.24
Diluted	$0.05	$0.23

  See accompanying notes to the unaudited condensed consolidated financial statements.

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of March 31, 2014 and December 31, 2013

(Amounts in thousands except share data)

	(Unaudited)
	March 31,	December 31,
	2014	2013

Assets

Current assets
Cash and cash equivalents	$357,905	$365,245
Cash and cash equivalents, held for customers	1,245,341	1,190,880
Due from brokers	44,301	5,450
Accounts receivables, net	14,039	9,953
Deferred tax asset	9,834	11,910
Notes receivable	-	5,992
Tax receivable	7,205	3,861
Total current assets	1,678,625	1,593,291
Deferred tax asset	170,445	166,576
Office, communication and computer equipment, net	50,794	49,165
Goodwill	328,461	307,936
Other intangible assets, net	71,935	76,713
Notes receivable	8,108	5,950
Other assets	31,930	24,316
Total assets	$2,340,298	$2,223,947

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,245,341	$1,190,880
Accounts payable and accrued expenses	70,888	69,697
Credit agreement	50,000	-
Notes payable	9,800	9,800
Due to brokers	633	8,652
Securities sold, not yet purchased	3,586	-
Due to related parties pursuant to tax receivable agreement	14,880	18,588
Total current liabilities	1,395,128	1,297,617
Deferred tax liability	3,930	3,687
Due to related parties pursuant to tax receivable agreement	136,655	131,670
Senior convertible notes	147,598	146,303
Other liabilities	5,721	9,289
Total liabilities	1,689,032	1,588,566

Commitments and Contingencies

Stockholders' Equity
Class A common stock, par value $0.01 per share;	458	447
3,000,000,000 shares authorized, 45,835,442 and 44,664,884 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 41 shares issued and outsanding as of March 31, 2014 and December 31, 2013
Additional paid-in capital	254,270	245,426
Retained earnings	15,679	16,352
Accumulated other comprehensive loss	(4,537)	(5,344)
Total stockholders' equity, FXCM Inc.	265,871	256,882
Non-controlling interests	385,395	378,499
Total stockholders' equity	651,266	635,381
Total liabilities and stockholders' equity	$2,340,298	$2,223,947

See accompanying notes to the unaudited condensed consolidated financial statements.

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation relating to the Company's initial public offering as well as costs associated with the renegotiation or termination of certain employment contracts that held profit sharing interests in the performance of the Company's business units. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3.	Lucid Minority Interest/Compensation Expense. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under "Allocation of Net Income to Lucid Members for Services Provided." Adjustments have been made to the Adjusted Pro Forma Earnings to reclassify this allocation of Lucid's earnings attributable to non-controlling members to "Net income attributable to other non-controlling interests." The Company's management believes that this reclassification provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by FXCM Inc.

4.	Acquisition Costs/Income. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

5.	Regulatory Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain historical trade execution matters with the Company's regulators. Given the nature of these expenses they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

6.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company's income is subject to corporate-level taxes. As a result, adjustments (including Tax Receivable Agreement adjustments recorded to Other Income) have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates. This assumption is consistent with the assumption that all of FXCM Holdings' units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma income tax provision reflects the tax effect of any adjusted pro forma adjustments.

A-3

FXCM Inc.

Adjusted Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014					2013
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenue	$82,660	$-		$82,660		$91,254	$-		$91,254
Institutional trading revenue	26,150	-		26,150		27,556	-		27,556
Trading revenue	108,810	-		108,810		118,810	-		118,810

Interest income	563	-		563		679	-		679
Brokerage interest expense	(96)	-		(96)		(55)	-		(55)
Net interest income	467	-		467		624	-		624

Other operating income	5,731	(3,672	)(1)	2,059		3,430	-		3,430

Total net revenues	115,008	(3,672)		111,336		122,864	-		122,864

Operating Expenses

Compensation and benefits	29,890	(2,174	)(2)	27,716		23,533	(2,062	)(9)	21,471
Allocation of net income to Lucid members for services provided	2,973	(2,973	)(3)	-		-	-		-
Total compensation and benefits	32,863	(5,147)		27,716		23,533	(2,062)		21,471
Referring broker fees	19,122	-		19,122		21,350	-		21,350
Advertising and marketing	6,497	-		6,497		7,351	-		7,351
Communication and technology	12,219	(206	)(4)	12,013		8,355	-		8,355
Trading costs, prime brokerage and clearing fees	8,206	-		8,206		7,938	-		7,938
General and administrative	16,068	(3,200	)(5)	12,868		12,471	-		12,471
Depreciation and amortization	12,630	-		12,630		11,974	-		11,974

Total operating expenses	107,605	(8,553)		99,052		92,972	(2,062)		90,910

Total operating income	7,403	4,881		12,284		29,892	2,062		31,954

Loss on equity method investments, net	310	-		310		148	-		148
Interest on borrowings	2,997	-		2,997		817	-		817

Income before income taxes	4,096	4,881		8,977		28,927	2,062		30,989
Income tax provision	1,251	928	(6)	2,179		7,959	1,637	(6)	9,596
Net income	2,845	3,953		6,798		20,968	425		21,393
Net income attributable to non-controlling interest in FXCM Holdings, LLC	2,427	(2,427	)(7)	-		10,230	(10,230	)(7)	-
Net income attributable to other non-controlling interests	(1,659)	3,263	(8)	1,604		3,878	-		3,878
Net income attributable to FXCM Inc.	$2,077	$3,117		$5,194		$6,860	$10,655		$17,515

Diluted weighted average shares outstanding as reported and pro forma fully exchanged, fully diluted weighted average shares outstanding	43,152			79,766	(10)	29,678			75,785	(10)

Diluted net income per share as reported and adjusted pro forma net income per fully exchanged, fully diluted weighted average shares outstanding	$0.05			$0.07		$0.23			$0.23

(1)	Represents the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition.

(2)	Represents the elimination of $1.9 million of IPO stock-based compensation and $0.3 million of compensation cost related to the V3 Markets, LLC ("V3") acquisition.

(3)	Represents the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net income attributable to other non-controlling interests.

(4)	Represents the elimination of V3 acquisition costs.

(5)	Represents the elimination of $0.7 million of V3 acquisition costs and $2.5 million to eliminate an additional reserve established relating to pre-August 2010 trade execution practices in the UK.

(6)	Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 24.3% and 31.0% for the three months ended March 31, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC ("Holdings") units for shares of Class A common stock of the Company and reflects the tax effect of any proforma adjustments.

(7)	Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM, Inc.), as if the unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

(8)	Represents the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net income attributable to other non-controlling interests and the impact of other proforma adjustments impacting non-controlling interests.

(9)	Represents the elimination of stock-based compensation associated with the IPO.

(10)	Diluted shares assuming all unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

A-4

FXCM Inc.

Reconciliation of Non-GAAP Measures to Nearest U.S. GAAP Results

(In thousands)

(Unaudited )

	Three Months Ended March 31,
	2014		2013

GAAP Net income attributable to FXCM Inc.	$2,077		$6,860
Contingent Consideration - Faros Follow-On Payment	(3,672	)(1)	-	(1)
IPO Stock Options	1,902	(2)	2,062	(2)
V3 Acquisition related costs	1,213	(3)	-
Additional Reserve for UK pre August 2010 trade execution practices	2,465	(4)	-
Non-Controlling interest Adjustments related to the above adjustments	(290)		-
FXCM Holdings Conversion	2,427	(6)	10,230	(6)
Tax adjustments related to the above	(928	)(5)	(1,637	)(5)
Non GAAP Adjusted Proforma Net Income	$5,194		$17,515
All other stock compensation	1,310		1,166
Amortization	6,981		7,027
Non-Controlling interest Adjustments related to the above adjustments	(3,284)		(3,029)
Tax adjustments related to the above	(1,154	)(5)	(1,480	)(5)
Non GAAP Adjusted Proforma Net Income excluding other stock compensation and amortization	$9,047		$21,199

GAAP Weighted average Class A shares outstanding - Diluted	43,152		29,678
FXCM Holdings Conversion	36,614	(7)	46,107	(7)
Non GAAP Weighted average Proforma shares outstanding - Diluted	79,766		75,785

GAAP Net Income per Class A Share -Diluted	$0.05		$0.23
Non GAAP Adjusted Proforma Net Income per Proforma Share - Diluted	$0.07		$0.23
Non GAAP Adjusted Proforma Net Income excluding other stock compensation and amortization per Proforma Share - Diluted	$0.11		$0.28

(1)	Represents the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition.

(2)	Represents the elimination of stock-based compensation associated with the IPO.

(3)	Represents the elimination of V3 acquisition costs.

(4)	Represents the elimination of an additional reserve established relating to pre-August 2010 trade execution practices.

(5)	Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 24.3% and 31.0% for the three months ended March 31, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC ("Holdings") units for shares of Class A common stock of the Company and reflects the tax effect of any proforma adjustments.

(6)	Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM, Inc.), as if the unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

(7)	Diluted shares assuming all unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

A-5

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended March 31,
	Adjusted Pro Forma		U.S. GAAP
	2014	2013	2014	2013

Revenues	$111,336	$122,864	$115,008	$122,864

Net income attributable to FXCM Inc.	$5,194	$17,515	$2,077	$6,860
Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	2,427	10,230
Net income (loss) attributable to other non-controlling interests	1,604	3,878	(1,659)	3,878
Provision for income taxes	2,179	9,596	1,251	7,959
Depreciation and amortization	12,630	11,974	12,630	11,974
Interest on borrowings	2,997	817	2,997	817
EBITDA	$24,604	$43,780	$19,723	$41,718

A-6